EXHIBIT 99.1

For Release:	October 21, 2004, 7:30 a.m. EDT

For Information Contact:	Analysts: Tom O’Malley (330) 384-7109	Media: Jacque Sir Louis (330) 849-8877

FIRSTMERIT REPORTS THIRD QUARTER
2004 EPS OF $0.37

AKRON, Ohio, October 21, 2004 — FirstMerit Corporation (Nasdaq: FMER) today announced third quarter 2004 net income of $31.1 million, or $0.37 per diluted share, compared with $39.3 million, or $0.46 per diluted share for the 2003 third quarter. Net interest income for the quarter was $11.1 million lower than the year ago quarter due to contraction in the net interest margin and a decline in average earning assets.

The sale of manufactured housing loans at the end of 2003 contributed to the current quarter’s comparably lower net interest income. However, the Company realized a more than offsetting $13.6 million reduction in the provision for loan losses from the year ago quarter due to improvement in credit quality and sale of the manufactured housing loans. The Company’s credit quality results have strengthened in part as a result of the sale of the manufactured housing loan portfolio and other select commercial loans sold during the second quarter of this year. The annualized return on average equity (“ROE”) and return on average assets (“ROA”) for the third quarter of 2004 were 12.78% and 1.21%, respectively, compared with 15.99% and 1.46% for the third quarter of 2003.

Year-to-date the Company reported net income of $74.8 million, or $0.88 per diluted share, compared with net income of $114.5 million, or $1.35 per diluted share, over the same time period in 2003. ROE and ROA were 10.16% and 0.96% year-to-date, respectively, compared with 15.68% and 1.44% for the prior-year results.

“We are pleased with the recovery in our credit quality,” said John R. Cochran, chairman and CEO. “We experienced improvement in almost all of our credit measures.”

Mr. Cochran added, “We remain on track for the sustained strengthening of FirstMerit’s asset quality. Given this outlook we redeployed some of our capital this past quarter and bought back over 560,000 shares of our stock. We have an additional 2.4 million shares left outstanding under our current share repurchase authorization and we anticipate being active in the market over the next few quarters.”

Total operating revenue, which consists of net interest income on a fully-tax equivalent (“FTE”) basis plus non-interest income, but excluding gains from the sale of securities, was $133.2 million for the third quarter of 2004, compared with $155.7 million reported in the third quarter of 2003. FTE net interest income declined 11.1% to $88.1 million, reflecting the impact of a 26 basis point decline in the net interest margin to 3.71% and a 4.7% decline in average earning assets to $9.4 billion.

Non-interest income for the third quarter of 2004 totaled $45.1 million, compared with $57.7 million for the third quarter of 2003. Excluding securities gains and income from a discontinued manufactured housing business, non-interest income was $45.1 million in the third quarter of 2004 and $56.3 million for the same period last year, representing a 19.9% decline. This decline was primarily a result of a $4.7 million reduction in mortgage banking revenues associated with the changing interest rate environment and a $4.8 decline in other income that included a $3.2 million gain on a non-designated derivative associated with mortgage servicing rights in the third quarter of 2003.

Non-interest expense totaled $78.7 million for the third quarter of 2004, compared with $76.2 million for the third quarter of 2003, an increase of 3.3%. The increase resulted primarily from an 8.5% growth in salary and benefits expense, largely due to the net addition of 108 full time equivalent employees (3.4% increase in employees from third quarter 2003).

“FirstMerit is investing for future revenue gains and improved overall efficiency by hiring new employees and attracting new customers from banks in our market areas that have been affected by recent merger and acquisition activity,” said Mr. Cochran.

Excluding salary expenses, non-interest expense was virtually unchanged compared with the third quarter of 2003. The efficiency ratio for the quarter was 58.9%, compared with 48.8% for the year ago quarter.

As of September 30, 2004, nonperforming assets were $47.8 million, or 0.74% of period-end loans plus other real estate (“ORE”), compared with $48.8 million, or 0.75%, at the end of the second quarter in 2004 and $95.6 million, or 1.32%, one year ago. The lower level of nonperforming assets in the third quarter of 2004 reflects the Company’s sale of non-accrual commercial loans during the second quarter of 2004 and a continued improvement in recent credit quality trends. Net charge-offs for the third quarter of 2004 were $10.4 million, compared with $14.2 million in the second quarter of 2004 and $21.3 million in the prior-year quarter. Annualized net charge-offs for the third quarter of 2004 were 0.64% of average loans compared with 0.87% for the second quarter of 2004 and 1.17% for the third quarter of 2003.

Assets at September 30, 2004 totaled $10.2 billion, down 4.5% from September 30, 2003. This decline primarily reflects the sale of its manufactured housing loans in the fourth quarter of 2003; excluding this business line, the total loan portfolio of $6.5 billion was down 2.2% from the prior year. Mortgage and home equity loans increased 5.2% and 5.1%, respectively, over the past year, providing some offset to a 3.5% decline in commercial loans. Investment securities increased 11.0% from the year ago third quarter, but have decreased 6.1% year to date as the Company has embarked on a balance sheet deleverage strategy. Proceeds from the sale of the manufactured housing business were initially placed in short-term investment securities. The Company is currently not reinvesting the cash flow from the maturing investment portfolio in order to improve its asset/liability position. At the same time the Company is repurchasing its own stock.

Deposits totaled $7.4 billion at September 30, 2004, a decline of 2.7% over the last twelve months. Time deposits have decreased 9.9% over the past year as the Company shifted its liability mix away from higher cost deposits. Core deposits, defined as demand deposits and non maturity deposits, grew 2.2% over this time period and now account for 62.8% of total deposits as of September 30, 2004 compared with 59.8% at September 30, 2003.

Shareholders’ equity was $979.6 million on September 30, 2004. FirstMerit’s capital position remains strong; tangible equity to assets was 8.34% at the end of the third quarter of 2004 compared with 8.01% at the end of the third quarter of 2003. Common dividends per share were $0.27 for the quarter, a $0.01 increase from the prior-year quarter. Period-end common shares outstanding were 84.3 million, compared with 84.6 million one year ago, in part reflecting the Company repurchases of 562,538 shares during the third quarter 2004.

Third Quarter 2004 Highlights

FirstMerit Names Head of Small Business Banking: FirstMerit’s Board of Directors appointed Michael Benson to lead its small business banking initiatives as senior vice president and business banking segment manager. Benson’s appointment further emphasizes FirstMerit’s commitment to growing its base of ‘owner-managed business’ customers.

Moody’s Investor Service Upgrades FirstMerit’s Financial Strength Rating: Moody’s Investors Service upgraded FirstMerit Bank N.A. credit outlook from negative to stable (A2) based on improvements in its fundamentals arising from the sale of its manufactured housing portfolio at the end of 2003, and improving asset quality in its commercial and consumer loan portfolios. The rating agency added that it expects asset quality to continue to show further improvement, and also noted FirstMerit’s capital adequacy and liquidity profile remain strong.

FirstMerit Enters into Two Year Stock Repurchase Program: At its regular meeting held on July 15, 2004, the Board of Directors of FirstMerit Corporation authorized the repurchase of up to 3,000,000 shares of its currently outstanding common stock. The total authorized share count equates to approximately 3.5 percent of the Company’s outstanding shares. This program supersedes the repurchase program announced May 17, 2001, under which FirstMerit has repurchased shares.

Conference Call: FirstMerit Corporation will host a conference call today, Thursday, October 21, 2004, at 2:00 p.m., Eastern Time. John R. Cochran, chairman and CEO, Terry Bichsel, executive vice president and CFO, David Lucht, executive vice president and Chief Credit Officer, and Mark DuHamel, senior vice president and Treasurer, will provide an overview of third quarter results and business highlights.

To participate in the conference call, please dial (800) 865-2821 five minutes before start time. No passcode is necessary. If you are unable to participate on the call, a replay will be available beginning approximately 4:30 p.m. on October 21, 2004 through 12:00 a.m. on October 28, 2004, by dialing (800) 642-1687, reservation number 1031703.

The third quarter earnings release will be available at approximately 7:30 a.m. on the Internet at www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information that might be disclosed during the conference call will be posted on the web site immediately after the conference call ends.

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.2 billion as of September 30, 2004, and 163 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and financial services to consumers and businesses through its wholly-owned subsidiaries which include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., FirstMerit Credit Life Insurance Company, and FirstMerit Community Development Corporation.

Forward-Looking Statement

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights (Dollars in thousands) (Unaudited)

			Quarters
	2004	2004	2004	2003	2003
EARNINGS	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Net interest income FTE (a)	$88,051	87,782	89,691	95,118	99,022
Provision for loan losses	8,952	14,154	40,984	32,733	22,540
Other income	45,142	46,969	45,867	46,752	57,661
Other expenses	78,687	79,482	77,051	101,167	76,196
FTE adjustment (a)	679	675	689	619	592
After-tax income before cumulative effect of change in accounting principle	31,111	31,028	12,706	7,170	39,278
Cumulative effect of change in accounting principle, net of tax	0	0	0	(688)	0
Net income	31,111	31,028	12,706	6,482	39,278
Income per diluted share before cumulative effect of change in accounting principle	0.37	0.36	0.15	0.08	0.46
Per share effect of cumulative effect of change in accounting principle	0.00	0.00	0.00	(0.01)	0.00
Diluted EPS	$0.37	0.36	0.15	0.07	0.46
PERFORMANCE RATIOS
Return on average assets (ROA)	1.21%	1.19%	0.49%	0.24%	1.46%
Return on average common equity (ROE)	12.78%	12.71%	5.10%	2.63%	15.99%
Net interest margin FTE (a)	3.71%	3.66%	3.74%	3.86%	3.97%
Efficiency ratio	58.92%	59.44%	56.70%	70.46%	48.80%
Number of full-time equivalent employees	3,295	3,336	3,235	3,021	3,187
MARKET DATA
Book value/common share	$11.62	11.28	11.82	11.65	11.64
Period-end common share mkt value	26.31	26.37	26.05	27.11	24.74
Market as a % of book	226%	234%	220%	233%	213%
Cash dividends/common share	$0.27	0.26	0.26	0.26	0.26
Common stock dividend payout ratio	72.97%	72.22%	173.33%	371.43%	56.52%
Average basic common shares	84,544	84,809	84,771	84,642	84,505
Average diluted common shares	84,962	85,149	85,186	85,086	84,982
Period end common shares	84,302	84,829	84,802	84,724	84,565
Common shares repurchased	562,538	—	—	—	—
Common stock market capitalization	$2,217,986	2,236,941	2,209,092	2,296,868	2,092,138
ASSET QUALITY
Gross charge-offs	$16,119	21,341	23,666	31,896	26,870
Net charge-offs	10,403	14,183	18,276	26,225	21,260
Allowance for loan losses	106,110	107,561	120,261	97,553	120,472
Nonperforming assets (NPAs)	47,789	48,819	88,472	81,166	95,602
Net charge-off/average loans ratio	0.64%	0.87%	1.13%	1.48%	1.17%
Allowance for loan losses/period-end loans	1.64%	1.65%	1.85%	1.49%	1.66%
NPAs/loans and other real estate	0.74%	0.75%	1.36%	1.24%	1.32%
Allowance for loan losses/nonperforming loans	253.45%	261.67%	148.09%	132.47%	134.34%
CAPITAL & LIQUIDITY
Period-end tangible equity to assets	8.34%	7.94%	8.32%	8.16%	8.01%
Average equity to assets	9.44%	9.39%	9.58%	9.28%	9.15%
Average equity to loans	14.96%	15.02%	15.34%	13.91%	13.53%
Average loans to deposits	86.79%	87.95%	87.68%	92.55%	93.75%
AVERAGE BALANCES
Assets	$10,262,464	10,465,272	10,456,439	10,531,679	10,646,746
Deposits	7,459,927	7,437,054	7,442,121	7,594,040	7,680,840
Loans	6,474,512	6,540,974	6,525,147	7,027,978	7,200,899
Earning assets	9,441,368	9,658,873	9,651,878	9,771,796	9,903,130
Shareholders’ equity	968,697	982,195	1,001,257	977,429	974,342
ENDING BALANCES
Assets	$10,164,098	10,378,155	10,450,306	10,473,635	10,648,301
Deposits	7,377,108	7,402,800	7,381,722	7,502,784	7,578,506
Loans	6,461,741	6,520,001	6,507,836	6,551,599	7,241,540
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	4,869	5,091	5,314	5,536	5,759
Earning assets	9,377,760	9,552,721	9,693,976	9,676,415	9,869,693
Total shareholders’ equity	979,640	957,095	1,002,272	987,175	986,163

NOTES:

(a) — Net interest income on a fully-tax equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

CONSOLIDATED BALANCE SHEETS FIRSTMERIT CORPORATION AND SUBSIDIARIES (in thousands) (Unaudited, except December 31, 2003, which is derived from the audited financial statements)

	September 30	December 31	September 30
	2004	2003	2003
ASSETS
Cash and due from banks	$184,428	199,049	218,619
Investment securities (at fair value) and federal funds sold	2,874,878	3,061,497	2,590,456
Loans held for sale	41,141	63,319	37,697
Commercial loans	3,289,907	3,352,014	3,409,925
Mortgage loans	633,545	614,073	602,244
Installment loans	1,631,269	1,668,421	1,670,973
Home equity loans	665,127	637,749	632,758
Credit card loans	140,635	144,514	139,202
Manufactured housing loans	—	—	634,694
Leases	101,258	134,828	151,744

Total loans	6,461,741	6,551,599	7,241,540
Less allowance for loan losses	(106,110)	(97,553)	(120,472)

Net loans	6,355,631	6,454,046	7,121,068
Premises and equipment, net	120,891	119,079	111,452
Goodwill	139,245	139,245	139,245
Intangible assets	4,869	5,536	5,759
Accrued interest receivable and other assets	443,015	431,864	424,005

Total assets	$10,164,098	10,473,635	10,648,301

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,388,745	1,346,574	1,357,835
Demand-interest bearing	814,103	773,514	742,619
Savings and money market accounts	2,430,188	2,461,265	2,431,555
Certificates and other time deposits	2,744,072	2,921,431	3,046,497

Total deposits	7,377,108	7,502,784	7,578,506

Securities sold under agreements to repurchase	1,361,442	1,525,804	1,390,434
Wholesale borrowings	300,784	311,038	542,572
Accrued taxes, expenses, and other liabilities	145,124	146,834	150,626

Total liabilities	9,184,458	9,486,460	9,662,138

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value:
authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value:
designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value:
designated 220,000 shares; 0, 0 and 41,011 shares outstanding at September 30, 2004, December 31, 2003 and September 30, 2003, respectively	—	—	987
Common stock, without par value:
authorized 300,000,000 shares; issued 92,026,350 at September 30, 2004, December 31, 2003 and September 30, 2003	127,937	127,937	127,937
Capital surplus	110,296	110,473	112,052
Accumulated other comprehensive loss	(13,385)	(9,475)	(25,402)
Retained earnings	951,319	943,492	959,232
Treasury stock, at cost, 7,724,341, 7,302,057 and 7,461,239 shares at September 30, 2004, December 31, 2003 and September 30, 2003, respectively	(196,527)	(185,252)	(188,643)

Total shareholders’ equity	979,640	987,175	986,163

Total liabilities and shareholders’ equity	$10,164,098	10,473,635	10,648,301

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Average Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	Quarterly Periods
	Sept 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2004	2004	2004	2003	2003
ASSETS
Cash and due from banks	$219,025	226,637	212,358	198,302	197,597
Investment securities/fed funds sold	2,913,395	3,054,655	3,072,724	2,687,500	2,633,880
Loans held for sale	53,461	63,244	54,007	56,318	68,351
Commercial loans	3,286,775	3,368,633	3,355,159	3,395,863	3,408,017
Mortgage loans	637,796	628,381	616,970	619,574	575,100
Installment loans	1,646,826	1,640,665	1,644,343	1,680,752	1,635,420
Home equity loans	654,882	642,369	638,549	632,369	629,465
Credit card loans	141,751	141,460	143,497	141,333	139,931
Manufactured housing loans	—	—	—	413,796	653,538
Leases	106,482	119,466	126,629	144,291	159,428

Total loans	6,474,512	6,540,974	6,525,147	7,027,978	7,200,899
Less allowance for loan losses	107,111	118,808	97,033	110,248	119,466

Net loans	6,367,401	6,422,166	6,428,114	6,917,730	7,081,433
Total earning assets	9,441,368	9,658,873	9,651,878	9,771,796	9,903,130
Premises and equipment, net	121,672	120,798	119,728	120,386	112,996
Accrued interest receivable and other assets	587,510	577,772	569,508	551,443	552,489

TOTAL ASSETS	$10,262,464	10,465,272	10,456,439	10,531,679	10,646,746

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,396,593	1,402,273	1,330,056	1,348,374	1,340,484
Demand-interest bearing	809,707	814,718	767,287	755,093	748,646
Savings and money market accounts	2,495,659	2,492,318	2,483,451	2,508,706	2,466,018
Certificates and other time deposits	2,757,968	2,727,745	2,861,327	2,981,867	3,125,692

Total deposits	7,459,927	7,437,054	7,442,121	7,594,040	7,680,840
Securities sold under agreements to repurchase	1,394,398	1,589,014	1,547,575	1,340,204	1,289,908
Wholesale borrowings	300,477	320,222	310,767	462,998	542,171

Total funds	9,154,802	9,346,290	9,300,463	9,397,242	9,512,919
Accrued taxes, expenses and other liabilities	138,965	136,787	154,719	157,008	159,485

Total liabilities	9,293,767	9,483,077	9,455,182	9,554,250	9,672,404
SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	500	1,006
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	110,297	110,902	110,672	111,219	111,854
Accumulated other comprehensive income	(29,493)	(13,730)	(1,457)	(32,027)	(27,000)
Retained earnings	950,094	940,726	948,521	956,770	950,316
Treasury stock	(190,138)	(183,640)	(184,416)	(186,970)	(189,771)

Total shareholders’ equity	968,697	982,195	1,001,257	977,429	974,342

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,262,464	10,465,272	10,456,439	10,531,679	10,646,746

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME FIRSTMERIT CORPORATION AND SUBSIDIARIES (Unaudited) (In thousands except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Interest income:
Interest and fees on loans, including held for sale	$96,374	115,841	287,127	356,713
Interest and dividends on investment securities and federal funds sold	27,454	23,936	84,886	76,542

Total interest income	123,828	139,777	372,013	433,255

Interest expense:
Interest on deposits:
Demand-interest bearing	579	272	1,448	838
Savings and money market accounts	5,009	4,351	13,835	14,508
Certificates and other time deposits	19,848	23,950	61,077	79,922
Interest on securities sold under agreements to repurchase	6,668	4,776	19,077	14,049
Interest on wholesale borrowings	4,352	7,998	13,095	24,824

Total interest expense	36,456	41,347	108,532	134,141

Net interest income	87,372	98,430	263,481	299,114
Provision for loan losses	8,952	22,540	64,090	69,478

Net interest income after provision for loan losses	78,420	75,890	199,391	229,636

Other income:
Trust department income	5,228	5,153	16,280	15,481
Service charges on deposits	15,903	16,823	47,027	47,003
Credit card fees	9,581	10,322	27,791	31,037
ATM and other service fees	3,168	3,124	8,987	9,215
Bank owned life insurance income	2,992	3,238	9,201	9,626
Investment services and insurance	2,931	2,825	10,290	9,259
Manufactured housing income	5	387	155	1,446
Investment securities gains, net	29	992	1,511	6,964
Loan sales and servicing income	2,694	7,415	7,137	18,026
Other operating income	2,611	7,382	9,599	15,337

Total other income	45,142	57,661	137,978	163,394

Other expenses:
Salaries, wages, pension and employee benefits	42,160	38,860	122,391	112,487
Net occupancy expense	5,546	5,274	17,089	16,817
Equipment expense	3,140	3,535	9,998	11,105
Stationery, supplies and postage	2,606	2,801	7,895	8,566
Bankcard, loan processing and other costs	6,261	7,533	17,952	21,334
Professional services	2,780	2,812	9,903	8,173
Amortization of intangibles	222	222	667	666
Other operating expense	15,972	15,159	49,325	46,637

Total other expenses	78,687	76,196	235,220	225,785

Income before income tax expense	44,875	57,355	102,149	167,245
Federal income taxes	13,764	18,077	27,304	52,758

Net income	$31,111	39,278	74,845	114,487

Other comprehensive income (loss), net of tax expense (benefit):
Unrealized securities’ holding gains (losses), net of tax expense (benefit), arising during period	28,235	(22,132)	(2,928)	(24,799)
Less: reclassification adjustment for securities’ gains (losses) realized in net income, net of tax expense (benefit)	(19)	(645)	(982)	(4,527)

Net unrealized losses, net of tax expense (benefit)	28,216	(22,777)	(3,910)	(29,326)

Comprehensive income	$59,327	16,501	70,935	85,161

Net income applicable to common shares	$31,111	39,261	74,845	114,434

Net income used in diluted EPS calculation	31,119	39,285	74,867	114,511

Weighted average number of common shares outstanding — basic	84,544	84,505	84,707	84,496

Weighted average number of common shares outstanding — diluted	84,962	84,982	85,087	84,883

Basic Earnings per Share	$0.36	0.46	0.88	1.35

Diluted Earnings per Share	$0.37	0.46	0.88	1.35

Dividend per Share	$0.27	0.26	0.79	0.76

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Statements of Income and Comprehensive Income (Dollars in thousands, except share data) (Unaudited)

	Quarterly Results
	2004	2004	2004	2003	2003
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest and fees on loans, including held for sale	$96,374	94,126	96,627	109,118	115,841
Interest and dividends — securities and federal funds sold	27,454	28,221	29,211	24,896	23,936

Total interest income	123,828	122,347	125,838	134,014	139,777

Interest on deposits:
Demand-interest bearing	579	503	366	313	272
Savings and money market accounts	5,009	4,512	4,314	4,473	4,351
Certificates and other time deposits	19,848	19,598	21,631	23,033	23,950
Securities sold under agreements to repurchase	6,668	6,271	6,138	4,928	4,776
Wholesale borrowings	4,352	4,356	4,387	6,768	7,998

Total interest expense	36,456	35,240	36,836	39,515	41,347

Net interest income	87,372	87,107	89,002	94,499	98,430
Provision for loan losses	8,952	14,154	40,984	32,733	22,540

Net interest income after provision for loan losses	78,420	72,953	48,018	61,766	75,890

Other income:
Trust department income	5,228	5,696	5,356	5,484	5,153
Service charges on deposits	15,903	15,705	15,419	16,256	16,823
Credit card fees	9,581	9,546	8,664	9,615	10,322
ATM and other service fees	3,168	3,071	2,748	2,905	3,124
Bank owned life insurance income	2,992	3,083	3,126	3,245	3,238
Investment services and insurance	2,931	3,527	3,832	2,930	2,825
Manufactured housing income	5	5	145	346	387
Investment securities gains (losses), net	29	1,412	70	(1,390)	992
Loan sales and servicing income	2,694	1,584	2,859	2,625	7,415
Other operating income	2,611	3,340	3,648	4,736	7,382

Total other income	45,142	46,969	45,867	46,752	57,661

Other expenses:
Salaries, wages, pension and employee benefits	42,160	40,389	39,842	38,682	38,860
Net occupancy expense	5,546	5,526	6,017	5,301	5,274
Equipment expense	3,140	3,323	3,535	3,377	3,535
Stationery, supplies and postage	2,606	2,577	2,712	2,976	2,801
Bankcard, loan processing and other costs	6,261	5,988	5,703	6,706	7,533
Professional services	2,780	3,977	3,146	3,279	2,812
Amortization of intangibles	222	222	223	222	222
Other operating expenses	15,972	17,480	15,873	40,624	15,159

Total other expenses	78,687	79,482	77,051	101,167	76,196

Income before federal income taxes	44,875	40,440	16,834	7,351	57,355
Federal income taxes	13,764	9,412	4,128	181	18,077

Income after taxes but before cumulative effect of change in accounting principle	31,111	31,028	12,706	7,170	39,278
Cumulative effect of change in accounting principle, net of tax	—	—	—	(688)	—

Net income	$31,111	31,028	12,706	6,482	39,278

Other comprehensive income (loss), net of tax expense (benefit)	28,216	(54,954)	22,828	15,927	(22,777)

Comprehensive income (loss)	$59,327	(23,926)	35,534	22,409	16,501

Net income applicable to common shares	31,111	31,028	12,706	6,465	39,261

Adjusted net income used in diluted EPS calculation	31,119	31,035	12,713	6,489	39,285

Weighted-average common shares — basic	84,544	84,809	84,771	84,642	84,505

Weighted-average common shares — diluted	84,962	85,149	85,186	85,086	84,982

Basic net income per share	$0.36	0.37	0.15	0.07	0.46

Diluted net income per share	$0.37	0.36	0.15	0.07	0.46

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Asset Quality Information
(Dollars in thousands, except ratios)
(Unaudited, except December 31,2003 annual period which
is derived from the audited financial statements)

	Quarterly Periods					Annual Period
	Sep 30	June 30	Mar 31	Dec 31	Sep 30	Dec 31,
Allowance for Loan Losses	2004	2004	2004	2003	2003	2003
Balance at beginning of period	$107,561	120,261	97,553	120,472	119,192	122,790
Allowance related to loans sold	—	(12,671)	—	(29,427)	—	(29,427)
Provision for loan losses	8,952	14,154	40,984	32,733	22,540	102,211
Charge-offs	16,119	21,341	23,666	31,896	26,870	119,877
Recoveries	5,716	7,158	5,390	5,671	5,610	21,856

Net charge-offs	10,403	14,183	18,276	26,225	21,260	98,021

Balance at end of period	$106,110	107,561	120,261	97,553	120,472	97,553

Ratios
Provision for loan losses as a % of average loans	0.55%	0.87%	2.53%	1.85%	1.24%	1.43%
Net charge-offs as a % of average loans	0.64%	0.87%	1.13%	1.48%	1.17%	1.37%
Allowance as a % of period-end loans	1.64%	1.65%	1.85%	1.49%	1.66%	1.49%
Allowance as a % of nonperforming loans	253.45%	261.67%	148.09%	132.47%	134.34%	132.47%
Asset Quality
Impaired loans:
Nonaccrual	$33,812	33,080	71,596	63,388	77,381	63,388
Restructured	—	—	—	35	40	35

Total impaired loans	33,812	33,080	71,596	63,423	77,421	63,423
Other nonperforming loans:
Nonaccrual	8,054	8,025	9,611	10,216	12,253	10,216
Restructured	—	—	—	—	—	—

Total other nonperforming loans	8,054	8,025	9,611	10,216	12,253	10,216

Total nonperforming loans	41,866	41,105	81,207	73,639	89,674	73,639
Other real estate (“ORE”)	5,923	7,714	7,265	7,527	5,928	7,527

Total nonperforming assets (“NPAs”)	$47,789	48,819	88,472	81,166	95,602	81,166

NPAs as % of period-end loans + ORE	0.74%	0.75%	1.36%	1.24%	1.32%	1.24%

Past due 90 days or more & accruing interest	$30,882	18,387	20,995	27,515	32,439	27,515

FIRSTMERIT CORPORATION AND SUBSIDIARIES
(Dollars in thousands) (Unaudited)

	2004	2004	2004	2003	2003
QUARTERLY OTHER INCOME DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Trust department income	$5,228	5,696	5,356	5,484	5,153
Service charges on deposits	15,903	15,705	15,419	16,256	16,823
Credit card fees	9,581	9,546	8,664	9,615	10,322
ATM and other service fees	3,168	3,071	2,748	2,905	3,124
Bank owned life insurance income	2,992	3,083	3,126	3,245	3,238
Investment services and insurance	2,931	3,527	3,832	2,930	2,825
Manufactured housing income	5	5	145	346	387
Investment securities gains (losses), net	29	1,412	70	(1,390)	992
Loan sales and servicing income	2,694	1,584	2,859	2,625	7,415
Other operating income	2,611	3,340	3,648	4,736	7,382

Total Other Income	$45,142	46,969	45,867	46,752	57,661

	2004	2004	2004	2003	2003
QUARTERLY OTHER EXPENSES DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Salaries, wages, pension and employee benefits	$42,160	40,389	39,842	38,682	38,860
Net occupancy expense	5,546	5,526	6,017	5,301	5,274
Equipment expense	3,140	3,323	3,535	3,377	3,535
Taxes, other than federal income taxes	1,387	1,406	1,448	621	1,613
Stationery, supplies and postage	2,606	2,577	2,712	2,976	2,801
Bankcard, loan processing and other costs	6,261	5,988	5,703	6,706	7,533
Advertising	1,807	1,554	586	1,276	518
Professional services	2,780	3,977	3,146	3,279	2,812
Telephone	1,146	1,221	1,147	1,068	1,001
Amortization of intangibles	222	222	223	222	222
Other operating expense	11,632	13,299	12,692	37,659	12,027

Total Other Expenses	$78,687	79,482	77,051	101,167	76,196

FIRSTMERIT CORPORATION AND SUBSIDIARIES Allowance for Loan Losses — Net Charge-off Detail (Dollars in thousands) (Unaudited)

	Quarters ended		Nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Allowance for loan losses — beginning of period	$107,561	119,192	97,553	122,790
Loans charged off:
Commercial	2,866	5,532	20,828	22,873
Mortgage	306	456	598	753
Installment	8,540	10,384	26,762	31,025
Home equity	995	1,016	2,322	2,691
Credit cards	3,009	2,972	8,705	9,264
Manufactured housing	130	5,761	443	17,180
Leases	273	749	1,468	4,195

Total	16,119	26,870	61,126	87,981

Recoveries:
Commercial	1,477	521	4,841	1,803
Mortgage	—	3	32	7
Installment	2,747	3,066	8,788	9,049
Home equity	392	361	1,073	855
Credit cards	791	595	2,265	1,532
Manufactured housing	219	920	896	2,463
Leases	90	144	369	476

Total	5,716	5,610	18,264	16,185

Net charge-offs	10,403	21,260	42,862	71,796

Allowance related to loans sold	—	—	(12,671)	—
Provision for loan losses	8,952	22,540	64,090	69,478

Allowance for loan losses — end of period	$106,110	120,472	106,110	120,472

Average loans outstanding	$6,474,512	7,200,899	6,513,403	7,175,975

Ratio to average loans:
(Annualized) net charge-offs	0.64%	1.17%	0.88%	1.34%

Provision for loan losses	0.55%	1.24%	1.31%	1.29%

Loans outstanding — period-end	$6,461,741	7,241,540	6,461,741	7,241,540

Allowance for loan losses:
As a percent of period-end loans outstanding	1.64%	1.66%	1.64%	1.66%

As a multiple of (annualized) net charge-offs	2.56	1.43	1.85	1.26